Exhibit 99.1

Harrington West to Participate in a Banking Panel Discussion at Sandler O'Neill & Partners West Coast Financial Services Conference

     SOLVANG, Calif.--(BUSINESS WIRE)--March 1, 2006--Harrington West Financial Group, Inc. (Nasdaq:HWFG), the holding company for Los Padres Bank, FSB and its division Harrington Bank, today announced that Craig J. Cerny, Chairman and Chief Executive Officer, will be participating in a banking panel discussion at the Sandler O'Neill & Partners, L.P. West Coast Financial Services Conference on Thursday, March 9, 2006 at 4:25 pm PST to be held at the Four Seasons Resort, Aviara -- North San Diego, California. This one hour discussion will be webcast via www.sandleroneill.com or please go to Harringtonwest.com and click on the URL listed for the presentation's webcast. The conference will also be available via audio conference at 866-362-5158.
     Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 15 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $143.1 million in assets under management or custody.


     CONTACT: Harrington West Financial Group, Inc.
              Lisa Watkins, 805-688-6644
              lisa.watkins@lospadresbank.com